Exhibit 10.2


                SETTLEMENT, LICENSE AND ASSET PURCHASE AGREEMENT

         This Settlement, License and Asset Purchase Agreement (the "Agreement") is made this 16th day of September, 1999, by and between Medtronic, Inc., a Minnesota corporation having its principal place of business at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432, and its predecessors, successors, affiliates, assigns, parents, subsidiaries and related corporations and entities (hereinafter collectively defined as "Medtronic"); and Angeion Corporation, a Minnesota corporation having its principal place of business at 7601 Northland Drive, Brooklyn Park, Minnesota 55428-1088, and its predecessors, successors, affiliates, assigns, parents, subsidiaries and related corporations and entities (hereinafter collectively defined as "Angeion").

                                    RECITALS

         A. Angeion contends that various models of Cardiac Stimulation Devices that Medtronic has made, used, or sold since 1995, and continues to make, use or sell, infringe one or more of Angeion's patents relating to Cardiac Stimulation Devices.

         B. Medtronic contends that, as a result of a 1992 license agreement between Medtronic and Siemens and a 1993 license agreement between Angeion and Siemens-Pacesetter, Medtronic has a license to certain Angeion patents. Medtronic further contends that its Cardiac Stimulation Devices do not infringe Angeion's patents and that such patents are invalid and unenforceable. Angeion disputes these contentions.

         C. The parties desire to settle their disputes upon the terms and conditions set forth herein, subject to the approval of Angeion's shareholders and Senior Note Holders.

         D. As part of the settlement, Medtronic desires to purchase certain Unfiled Disclosures related to Cardiac Stimulation Devices from Angeion, and Angeion is willing to sell such Unfiled Disclosures to Medtronic, subject to the approval of Angeion's shareholders and Senior Note Holders.

         The parties agree as follows:

                  Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meaning specified below.

                           Section 1.01. Cardiac Stimulation Devices. "Cardiac
Stimulation Devices" means devices for electrically monitoring, stimulating or shocking the heart.

                           Section 1.02. Effective Date. "Effective Date" means
September 16, 1999. This Agreement shall be effective as of the Effective Date only upon receipt of the one-time payment provided for in Section 3 below and only upon approval of this Agreement by Angeion's shareholders and Senior Note Holders.

                           Section 1.03. Licensed Patents. "Licensed Patents"
means the patents and patents issuing from patent applications relating to Cardiac Stimulation Devices that are owned by Angeion and listed on Exhibit 1 hereto and any patents which may be:

         a. issued in any country after the Effective Date, and which patent is a counterpart of a patent or patent application listed on Exhibit 1, regardless of whether such patent matures from a provisional, continuation, continuation-in-part, and divisional application, reissue, or reexamination of such patent or patent application listed on Exhibit 1, and regardless of whether such patent matures from a convention or non-convention case, or any other substitution, renewal, extension, addition, utility model, or other patent, foreign or U.S.; or

         b. issued in any country after the Effective Date from, or claiming the benefit of (in whole or in part), patent applications listed on Exhibit 1, including all patents maturing from provisionals, continuations, continuations-in-part, and divisional applications or reissues or reexaminations of such patents or patent applications listed on Exhibit 1, and further including all patents which are counterparts of the patents described in this subparagraph (b), regardless of whether such patent matures from a convention or non-convention case, or any other substitution, renewal, extension, addition, utility model, or other patent, foreign or U.S.



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

Licensed Patents shall not include the patents and patents issuing from patent applications that are owned by Angeion and listed on Exhibit 4 hereto. Collectively, Exhibit 1 and Exhibit 4 are to the best of Angeion's knowledge, information and belief an accurate and complete listing of all patents and patent applications owned by Angeion and not abandoned or expired as of the Effective Date.

                           Section 1.04. Unfiled Disclosures. "Unfiled
Disclosures" means the unfiled patent disclosures relating to Cardiac Stimulation Devices owned by Angeion that are listed on Exhibit 2 hereto. Unfiled Disclosures shall not include the unfiled patent disclosures relating to Cardiac Stimulation Devices owned by Angeion that are listed on Exhibit 5 hereto. Collectively, Exhibit 2 and Exhibit 5 are to the best of Angeion's knowledge, information and belief an accurate and complete listing of all unfiled patent disclosures relating to Cardiac Stimulation Devices owned by Angeion as of the Effective Date that are not abandoned, suppressed or concealed as of the Effective Date.

                           Section 1.05. Senior Note Holders. "Senior Note
Holders" means the holders of the issued and outstanding 7 1/2% Senior Convertible Notes of Angeion due in 2003.

                           Section 1.06. Sublicensable Patents. "Sublicensable
Patents" shall mean all patents or patents issuing from patent applications in any country, which relate to Cardiac Stimulation Devices and which are the subject of licenses, assignments, options to obtain licenses, or other agreements with third parties in existence as of the Effective Date and which licenses, assignment, options or agreements convey rights to Angeion, as licensee or grantee, to make, use, sell or supply Cardiac Stimulation Devices or components thereof and that include the right to grant sublicenses to third parties. Exhibit 3 is to the best of Angeion's knowledge, information and belief an accurate and complete listing of all Sublicensable Patents subject to licenses, assignments, options to obtain licenses, or other agreements with third parties as of the Effective Date.

                  Section 2. Mutual Releases.

                                    a. Settlement and Release of Medtronic.
Angeion hereby forever and completely releases and discharges Medtronic and its respective officers, employees, agents and attorneys from all actions, causes of action, suits, debts, accounts, contracts, agreements, promises,



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

demands, claims, damages, and judgments whatsoever, in law or in equity, whether present or future, known or unknown, asserted or unasserted, suspected or unsuspected, arising out of or in any manner relating to claims that Cardiac Stimulation Devices made, used or sold by or for Medtronic prior to the Effective Date infringe any of the Licensed Patents.

                                    b. Settlement and Release of Angeion.
Medtronic hereby forever and completely releases and discharges Angeion and its respective officers, employees, agents and attorneys from all actions, causes of action, suits, debts, accounts, contracts, agreements, promises, demands, claims, damages, and judgments whatsoever, in law or in equity, whether present or future, known or unknown, asserted or unasserted, suspected or unsuspected, arising out of or in any manner relating to claims that Cardiac Stimulation Devices made, used or sold by or for Angeion prior to the Effective Date infringe any patents owned by or exclusively licensed to Medtronic and related to Cardiac Stimulation Devices.

                  Section 3. One-Time Monetary Payment. Within five (5) days of approval of this agreement by Angeion's shareholders and Senior Note Holders, Medtronic shall transfer to Angeion by wire transfer a one-time payment in the amount of Nine Million Dollars ($9,000,000) in accordance with wire transfer instructions to be provided by Angeion.

                  Section 4. Non-Exclusive, Royalty-Free, Paid-Up License

                           Section 4.01. License. Subject to the terms,
conditions and limitations set forth herein, and subject to the approval of this Agreement by Angeion's shareholders and Senior Note Holders, Angeion hereby grants to Medtronic, a non-exclusive, royalty-free, fully paid-up worldwide license without the right to sublicense under the Licensed Patents to make, have made, use, have used, sell and have sold Cardiac Stimulation Devices; to supply or cause to be supplied components of Cardiac Stimulation Devices; and to import into any jurisdiction where Licensed Patents of Angeion are effective, Cardiac Stimulation Devices or components of Cardiac Stimulation Devices which are manufactured in accord with any Licensed Patents.



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

                           Section 4.02. Sublicensable Patents. Angeion hereby
grants or will grant to Medtronic the right and option to obtain a non-exclusive sublicense under any Sublicensable Patent on such terms and conditions specified for sublicensees under the license, assignment or other agreement for that Sublicensable Patent. It is the intention of the parties under this Section 4.02 that if a sublicense under Sublicensable Patents is acquired by Medtronic, Medtronic shall be required to make only current payments based on current usage and that no previously paid "front end" payments be recovered by Angeion under such sublicensing arrangement.

                           Section 4.03. Conditions, Limitations and
Understandings. The license granted hereunder is expressly made subject to the following conditions, limitations and understandings:

         a. Angeion shall have the right, in its sole discretion, to control the maintenance, abandonment, enforcement, extension and licensing of the Licensed Patents;

         b. Angeion shall have the right to enforce the Licensed Patents in its sole discretion against all persons and organizations, other than Medtronic, that make, have made, use, have used, sell, or have sold Cardiac Stimulation Devices;

         c. The license of Section 4 shall not extend to any technical proprietary design, manufacture, marketing, and/or processing information, designs, drawings, specifications or other documents pertinent to the use of the Licensed Patents, or any trademarks or trade names of Angeion, and the parties acknowledge that there is no obligation upon any party to provide such information, designs, drawings, specifications or other documents;

         d. Any sublicenses under the Sublicensable Patents will only be granted to the extent Angeion has the right to grant such sublicenses, and only on such terms permitted by the license, assignment or other agreement for such Sublicensable Patent.

                           Section 4.04. Disclaimers. Nothing contained in the
Agreement shall be construed as:



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

         a. A warranty or representation by any party hereto as to the validity or scope of any Licensed Patents or Sublicensable Patents; or

         b. A warranty or representation by any party hereto that anything made, used, sold or otherwise disposed of under any license granted in the Agreement is or will be free from infringement of patents of third parties; or

         c. A warranty or representation by any party hereto with regard to the commercial utility or viability, medical efficacy, biocompatibility or any other aspect of the design or performance of any thing, method or product by process that is made, used, sold or otherwise disposed of by Medtronic under any license granted in the Agreement; or

         d. An obligation to bring or prosecute actions or suits against third parties for patent infringement; or

          e. A representation, warranty or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by any party with respect to the use, sale or other disposition by Medtronic or its agents, representatives, distributors or users of products incorporating or made by use of inventions licensed under the Agreement.

                           Section 4.05. Term. The licenses granted herein with
respect to each of the Licensed Patents shall continue during the full life of each patent described therein and are not revocable. The loss of any patent or application embraced by the term "Licensed Patents" by Angeion through declaration of invalidity or otherwise, shall not be cause to terminate the Agreement or the licenses granted hereunder with respect to all other Licensed Patents and such loss or declaration of invalidity shall not be deemed a failure of consideration.

                  Section 5. Purchase and Sale of Unfiled Disclosures.



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

                           Section 5.01. Purchase and Sale of Unfiled
Disclosures. Upon the terms and conditions herein set forth, Angeion hereby agrees to sell and assign to Medtronic, all of Angeion's right, title, and interest in the Unfiled Disclosures.

                           Section 5.02. Further Assistance. Angeion further
agrees upon written request made within two (2) years of the Effective Date of this Agreement, to execute assignments or other documents reasonably necessary to effectuate such assignment of Angeion's rights in and to the Unfiled Disclosures to Medtronic.

                           Section 5.03. No Representations and Warranties.
Medtronic accepts the purchase of the Unfiled Disclosures on an "as is" basis and Angeion makes no representations or warranties as to the patentability, validity or enforceability of any patents issuing from patent applications filed from or related to such Unfiled Disclosures or with regard to the commercial utility or viability, medical efficacy, biocompatibility or any other aspect of the design or performance of any thing, method or product by process that is made, used, sold or otherwise disposed of by Medtronic that in any way embodies any aspect of the subject matter of the Unfiled Disclosures.

                           Section 5.04. Assistance of Employees and
Consultants. Medtronic further acknowledges that any patent applications filed from or related to such Unfiled Disclosures may require the signatures of one or more former Angeion employees or consultants in connection with the filing and assignment of any patent applications based upon the Unfiled Disclosures. Within a period not to exceed two (2) years of the Effective Date, Angeion shall reasonably cooperate with Medtronic, at Medtronic's written request and expense, in reasonable efforts to secure the signatures and assistance of such employees and consultants in perfecting the filing and assignment of any patent applications based upon the Unfiled Disclosures; however, Angeion makes no warranty that such efforts with its former employees or consultants shall be successful.

                           Section 5.05. Indemnification. With regard to any
thing, method or product by process that is made, used, sold or otherwise disposed of by Medtronic and in any way embodies any aspect of the subject matter of the Unfiled Disclosures, Medtronic shall indemnify and hold Angeion harmless from any and all loss or liability for any and all claims, causes of action, suits, proceedings,



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

damages, demands, fees, expenses, fines, penalties and costs (including without limitation reasonable attorneys' fees, costs and disbursements) arising from any injury or alleged injury to any person or business for property damage, infringement, personal injury or incidental, special or consequential damages.

                  Section 6. Representations And Warranties. Each of the parties represents and warrants to the other party as follows:

         a. Angeion represents that it is the sole holder and owner of the full, undivided right, title and interest in and to each of the Licensed Patents.

         b. Each party hereto has the requisite power and authority, corporate and otherwise, to execute and perform this Agreement; provided, however, that this Agreement is subject to the approval of Angeion's shareholders and Senior Note Holders.

                  Section 7. Disclosure of this Agreement/Approval by Angeion's Shareholders and Senior Note Holders. This Agreement is a material event for Angeion which must be publicly disclosed under applicable securities laws and the rules of the NASDAQ Stock Exchange. Angeion shall issue a press release concerning this Agreement in the form attached hereto as Exhibit 6. The parties agree that this Agreement is subject to the approval of Angeion's shareholders and Senior Note Holders, and that if such approval is not obtained, this Agreement will be of no force or effect. The parties further agree that in the event this Agreement does not become effective, evidence of this Agreement or its terms, any and all public or private summaries of or references to the subject matter of this Agreement, and communications relating to the negotiation of the Agreement, shall not be used for any purpose, shall not be discoverable, and shall be inadmissible for any purpose under Rule 408 of the Federal Rules of Evidence or other similar rule of evidence in any dispute or lawsuit between Medtronic and Angeion relating to claims of patent infringement.

                  Section 8.        General Provisions.

                           Section 8.01. Entire Agreement. This Agreement, and
the Exhibits attached hereto, constitutes the entire agreement of the parties, the consideration for which is the mutual



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

representations, warranties, and agreements herein contained, along with the one-time monetary payment set forth in Section 3 above. This Agreement, and the Exhibits attached hereto, supercedes any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the parties respecting the subject matter hereof. No change, modification, addition or amendment shall be valid unless in writing, indicating an intent to modify the Agreement or the Exhibits attached hereto, and duly executed by the parties.

                           Section 8.02. Notices. In the case of any need to
communicate with regard to this Agreement, such communication shall be in writing and shall be directed to the following designated employees:

                 For Medtronic - General Counsel for Medtronic, Inc. or his or her designee.
                 For Angeion - Legal Counsel for Angeion Corporation or his or her designee.

                           Section 8.03. Assignment and Transfer. This Agreement
shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may be freely transferred by Medtronic to any party not engaged in the Cardiac Stimulation Device business at the time of such transfer or assignment.

                           Section 8.04. Governing Law. All matters affecting
the interpretation, form, validity and performance of this Agreement shall be decided under the laws of the State of Minnesota.

                           Section 8.05. Captions. The captions in the Agreement
are intended solely as a matter of convenience and for reference and shall be given no effect in the construction or interpretation of the Agreement.

                           Section 8.06. Severability of Provisions. Should any
part or provision of the Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

                           Section 8.07. No Agency. At no time shall the parties
hold themselves out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other parties. Nothing in



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

the Agreement shall be construed to create any relationship between the parties other than as expressly set forth in this Agreement. The parties shall not have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other parties or to bind the other parties with regard to any other contract, agreement, or undertaking with a third party.

                           Section 8.08. Construction Against Waiver. No waiver
of any term, provision or condition of the Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of the Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.



         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed and duly attested by their corporate officers duly authorized for this purpose.

                                       ANGEION CORPORATION
                                       By:   /s/ James B. Hickey, Jr.
                                          --------------------------------------
                                       Title:   President and CEO
                                             -----------------------------------
                                       Date:   9/16/199
                                             -----------------------------------

ATTEST:
By:   /s/ Marcus Magnuson
   -----------------------------

                                       MEDTRONIC, INC.
                                       By:   /s/ Michael D. Ellwein
                                          --------------------------------------
                                       Title:   V.P. CDO
                                             -----------------------------------
                                       Date:   Sept. 16, 1999
                                             -----------------------------------

ATTEST:
By:   /s/
   -----------------------------



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